AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                               ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has allocated Two Billion Five Hundred Thirty Five Million (2,535,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Twenty Five Million Three Hundred Fifty Thousand Dollars ($25,350,000). As a result of the action taken by the Board of Directors referenced in Article FIRST of these Articles Supplementary, the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                     Number of Shares  Aggregate Par Value

        Equity Income Fund            360,000,000          $  3,600,000

        Value Fund                  1,000,000,000           $10,000,000

        Real Estate Fund                75,000,00          $    750,000

        Small Cap Value Fund          562,500,000          $  5,625,000

        Equity Index Fund             450,000,000          $  4,500,000

        Large Cap Value Fund           87,500,000          $    875,000

     SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                     Number of
                                                                     Shares                      Aggregate
         Series Name                    Class Name                   Allocated                   Par Value

        Equity Income Fund              Investor                     300,000,000                $3,000,000
                                        Institutional                 25,000,000                   250,000
                                        Service                                0                         0
                                        Advisor                       25,000,000                   250,000
                                        C                             10,000,000                   100,000

        Value Fund                      Investor                     750,000,000                $7,500,000
                                        Institutional                100,000,000                 1,000,000
                                        Service                                0                         0
                                        Advisor                      100,000,000                 1,000,000
                                        C                             50,000,000                   500,000

        Real Estate Fund                Investor                      50,000,000                 $500,000
                                        Institutional                 12,500,000                  125,000
                                        Service                                0                        0
                                        Advisor                       12,500,000                  125,000

        Small Cap Value Fund            Investor                     400,000,000                $4,000,000
                                        Institutional                 50,000,000                   500,000
                                        Service                                0                         0
                                        Advisor                      100,000,000                 1,000,000
                                        C                             12,500,000                   125,000

        Equity Index Fund               Investor                     100,000,000                $1,000,000
                                        Institutional                350,000,000                 3,500,000

        Large Cap Value Fund            Investor                      50,000,000                  $500,000
                                        Institutional                 12,500,000                   125,000
                                        Service                                0                         0
                                        Advisor                       12,500,000                   125,000
                                        C                             12,500,000                   125,000


     THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

     FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

     FIFTH: The Board of Directors of the Corporation had classified as Series the authorized capital stock of the Corporation and has allocated shares to each Series as set forth in these Articles Supplementary.